Exhibit 4.2

...... ..!h.!h.!h -.!h..!h. ..!h.!h.!h li!!Eil l71b"G'" l"G'" iiiilll ®ASEKE® DASEKE, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE SEE REVERSE FOR CERTAIN DEFINITIONS I i-FULLY-PA-I-D -AN-D=NO=N-=ASS=ESS=AB=LE =SHA=RE=S O=F 7=.625=% S=ER=IES=A CONVERTIBLE C=UMU=LA=TIV=E PR=EFE=RRE=D S=TOC=K O=F $=0.000=1 PA=R V=AL-UE-EACH OF transferable on the books of the Corporation in person or by aDtAtoSrEnKeEy, uINpCo.n surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent. I-litit WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. COUNTERSIGNED: CONTINENTAL STOCK TRANSFER & TRUST COMPANY NEW YORK, NY TRANSFER AGENT BY: I AUTHORIZED OFFICER {

[THIS GLOBAL CERTIFICATE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE CERTIFICATE OF DESIGNATIONS GOVERNING THIS CERTIFICATE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THIS GLOBAL CERTIFICATE MAY BE DELIVERED TO THE TRANSFER AGENT FOR CANCELLATION PURSUANT TO SECTION 14 OF THE CERTIFICATE OF DESIGNATIONS AND (2) THIS GLOBAL CERTIFICATE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY IN ACCORDANCE WITH THE CERTIFICATE OF DESIGNATIONS. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SERIES A PREFERRED STOCK IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1 THIS SHARE OF PREFERRED STOCK AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SHARE OF PREFERRED STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SHARE OF PREFERRED STOCK NOR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SHARE OF PREFERRED STOCK NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING: BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER: 1.REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND 2.AGREES FOR THE BENEFIT OF DASEKE, INC. (FORMERLY KNOWN AS HENNESSY CAPITAL ACQUISITION CORP. II) (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) 1 YEAR OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AFTER THE LAST DATE OF INITIAL ISSUANCE HEREOF, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT: (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR 1 Insert if a global security

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Certificate Number [ ] Number of Shares of Series A Preferred Stock [ ] CUSIP No.: [ ISIN No. [ ] ] 7.625% Series A Convertible Cumulative Preferred Stock (par value $0.0001 per share) (liquidation preference $100.00 per share) OF DASEKE, INC. (formerly known as Hennessy Capital Acquisition Corp. II) DASEKE, INC. (formerly known as Hennessy Capital Acquisition Corp. II), a Delaware corporation (the “Corporation”), hereby certifies that Cede & Co. or registered assigns (the “Holder”) is the registered owner of fully paid and non-assessable shares of preferred stock of the Corporation designated the “7.625% Series A Convertible Cumulative Preferred Stock,” par value $0.0001 per share and liquidation preference $100.00 per share (the “Series A Preferred Stock”). The shares of Series A Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations of the Corporation, dated February 27, 2017, as the same may be amended from time to time in accordance with its terms (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the respective meanings given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Corporation at its principal place of business. Reference is hereby made to select provisions of the Series I Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place. Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder. Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, the shares of Series A Preferred Stock evidenced hereby shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose. IN WITNESS WHEREOF, Daseke, Inc. has executed this Certificate of Designations as of the date set forth below. DASEKE, INC. By: Name: Title: Dated:

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION This is one of the certificates representing shares of Preferred Stock referred to in the within mentioned Certificate of Designations. Continental Stock Transfer & Trust Company, as Transfer Agent By: Name: Title: Dated:

REVERSE OF SECURITY DASEKE, INC. (formerly known as Hennessy Capital Acquisition Corp. II) 7.625% Series A Convertible Cumulative Preferred Stock Dividends on each share of 7.625% Series A Convertible Cumulative Preferred Stock shall be payable in cash at a rate per annum set forth on the face hereof or as provided in the Certificate of Designations. The shares of 7.625% Series A Convertible Cumulative Preferred Stock shall be redeemable as provided in the Certificate of Designations. The 7.625% Series A Convertible Cumulative Preferred Stock shall be convertible into the Corporation’s Common Stock in the manner and according to the terms set forth in the Certificate of Designations. Upon a Change of Control, holders of shares of 7.625% Series A Convertible Cumulative Preferred Stock will have the right to require the Corporation to purchase such shares in the manner and according to the terms set forth in the Certificate of Designations. As required under Delaware law, the Corporation shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Corporation so far as they have been fixed and determined.

ASSIGNMENT FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of 7.625% Series A Convertible Cumulative Preferred Stock evidenced hereby to: (Insert assignee’s social security or tax identification number) (Insert address and zip code of assignee) and irrevocably appoints: agent to transfer the shares of 7.625% Series A Convertible Cumulative Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her. Date: Signature: (Sign exactly as your name appears on the other side of this certificate for 7.625% Series A Convertible Cumulative Preferred Stock) Signature Guarantee: (1) (1) Signature must be guaranteed by an “eligible guarantor institution” (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

NOTICE OF CONVERSION (To be Executed by the Registered Holder in Order to Convert the 7.625% Series A Convertible Cumulative Preferred Stock) The undersigned hereby irrevocably elects to convert (the “Conversion”) shares of 7.625% Series A Convertible Cumulative Preferred Stock (the “Series A Preferred Stock”), represented by stock certificate No(s). the “Series A Preferred Stock Certificates”), into shares of common stock, par value $0.0001 per share (“Common Stock”), of Daseke, Inc. (the “Corporation”) according to the conditions of the Certificate of Designations establishing the terms of the Series A Preferred Stock (the “Certificate of Designations”), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates (unless it can be established that no such taxes are payable). No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Series A Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof). The Corporation is not required to issue shares of Common Stock (i) unless the conditions for conversion of the Series A Preferred Stock set forth in Section 8 of the Certificate of Designations have been satisfied and (ii) until the original Series A Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent. If the foregoing conditions have been satisfied, the Corporation shall issue and deliver shares of Common Stock to an overnight courier not later than two Business Days following receipt of the original Series A Preferred Stock Certificate(s) to be converted. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations. Date of Conversion: Applicable Conversion Rate: Number of Shares of 7.625% Series A Convertible Cumulative Preferred Stock to be Converted: Number of Shares of Common Stock to be Issued: Signature: Name: Address: (2) Fax No.: (2) Address where shares of Common Stock and any other payments or certificates shall be sent by the Corporation.

SCHEDULE A SCHEDULE OF EXCHANGES FOR GLOBAL SECURITY The initial number of shares of 7.625% Series A Convertible Cumulative Preferred Stock represented by this Global Preferred Share shall be made: . The following exchanges of a part of this Global Preferred Share have been Number of shares represented by this Global Preferred Share following such decrease or increase Amount of decrease in number of shares represented by this Global Date of Exchange Preferred Share Amount of increase in number of shares represented by this Global Preferred Share Signature of authorized officer of Registrar

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT-....................Custodian.................... (Cust) (Minof1 under Uniform Gifts to Minors Act ................................................... (State) Additional abbreviations may also be used though not in the above list. For Value Received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE jPLEASE PRINT OR TYPE NNoE AND ADDRESS,INCLUDING ZIP call!, OF ASSIGNEE) Shares of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated NOTICE: THE SIGNATURE TO lliiSASSIGNMENT MUSTCORRESPOND Willi'!liE NN>EAS 'ltRITTEN UPON THE FACE OF'!liE CERTIFICATEIN EVERYPARTICULAR, v.nHOUTALTERATION OR ENLARGEMENT ORANY CHANGE11\oHATSOEVER. Signature(s) Guaranteed ---- The Signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers,Savings and Loan Associations and Credit Unions with membershipin an approvedSignatureGuaranteeMedallionProgram), pursuant to SEC Rule 17Ad-15. THE CORPORATION WILL FURNISH TOANY STOCKHOLDER, UPON REQUEST AND WITHOUT CHARGE,A FULL STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS,PREFERENCESAND LIMITATIONS OF THE SHARES OF EACH CLASS AND SERIES AUTHORIZED TO BE ISSUED, SO FAR AS THE SAME HAVE BEEN DETERMINED,AND OF THE AUTHORITY, IF ANY, OF THE BOARD TO DMDE 11-tE SHARES INTO CLASSES OR SERIES AND TO DETERMINE AND CHANGE THE RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF ANY CLASS OR SERIES. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE CORPORATION OR TO THE TRANSFER AGENT NAMED ON THIS CERTIFICATE. ca..uMBIA PRIN'JWolG SERVICES, u.c.-.atocklnformatlon.com